Exhibit 99.1

IFMI REPORTS FOURTH QUARTER AND FULL YEAR 2011 FINANCIAL RESULTS

Board Declares Dividend of $0.02 per Share

Adjusted Operating Income Increases by $4.3 Million in Fourth Quarter from Third Quarter

Philadelphia and New York, March 6, 2012 – Institutional Financial Markets, Inc. (NYSE AMEX: IFMI), an investment firm specializing in credit-related fixed income investments, today reported financial results for the quarter and year ended December 31, 2011.

Adjusted operating income was $0.3 million, or $0.02 per diluted share, for the three months ended December 31, 2011, as compared to adjusted operating loss of $4.0 million, or $0.25 per diluted share, for the three months ended September 30, 2011, and adjusted operating income of $4.7 million, or $0.30 per diluted share, for the three months ended December 31, 2010. Adjusted operating income was $3.5 million, or $0.22 per diluted share, for the year ended December 31, 2011, as compared to $25.4 million, or $1.62 per diluted share, for the year ended December 31, 2010. Adjusted operating income (loss) is not a measure recognized under generally accepted accounting principles (“GAAP”). See Note 1 on page 2.

“We’re proud of the progress IFMI has made on its strategic growth initiatives in 2011, including the acquisition and successful integration of our PrinceRidge and JVB subsidiaries, especially considering the difficult market conditions that persisted throughout the year,” said Daniel G. Cohen, Chairman and Chief Executive Officer of IFMI. “While difficult decisions to significantly reduce our fixed expenses and overhead had to be made, we believe these actions have enhanced our competitive position and will enable us to take advantage of eventual market improvement. As we look ahead to 2012, we continue to believe we are well capitalized and staffed to advance our growth strategies and deliver enhanced value to our stockholders.”

The Company noted that, given IFMI’s financial results of the past year, Mr. Cohen and John Costas, Chairman of PrinceRidge, will not receive incentive-based compensation for 2011.

The current-year periods include revenue from the PrinceRidge Holdings LP and JVB Financial Holdings, LLC consolidated subsidiaries, which were acquired in 2011; however, continued weakness in the current capital markets significantly reduced the positive impact of these acquisitions. Revenue was $23.7 million for the three months ended December 31, 2011, compared to revenue of $20.9 million for the three months ended September 30, 2011, and revenue of $24.9 million for the three months ended December 31, 2010. The increase in revenue in the fourth quarter of 2011 as compared to the third quarter of 2011 was primarily due to modestly higher net trading and advisory revenue in the PrinceRidge and European capital markets operations. The fourth quarter year-over-year decrease in revenue was the result of a reduction in gains on principal transactions of $1.5 million and a reduction in asset management revenue of $1.1 million. In the fourth quarter of 2010, IFMI recognized gains on its investment in Star Asia of $2.4 million, compared to losses of $0.1 million in the fourth quarter of 2011. The year-over-year decline in quarterly asset management revenue was due to the sale of management contracts related to the Deep Value funds in mid-2011, as well as continued deterioration in assets under management in the Company’s managed collateralized debt obligations.

Revenue was $100.3 million for the year ended December 31, 2011, as compared to $125.6 million for the year ended December 31, 2010. The annual decrease was also due to a reduction in principal transactions and other income of $23.8 million and a reduction in asset management revenue of $3.6 million, partially offset by a net increase in net trading of $2.4 million. In the year ended December 31, 2010, IFMI recognized gains on its investment in the first Strategos Deep Value Fund of $4.5 million and two asset-backed bonds of $3.5 million, which were liquidated or sold in 2010, and on its investment in Star Asia and related currency hedges of $15.8 million. The investment in Star Asia and related currency hedges had a comparable current year loss of $1.2 million.

Net loss attributable to IFMI was $2.3 million, or $0.23 per diluted share, for the three months ended December 31, 2011, compared to a net loss attributable to IFMI of $4.0 million, or $0.38 per diluted share, for the three months ended September 30, 2011, and net income attributable to IFMI of $2.6 million, or $0.25 per diluted share, for the three months ended December 31, 2010. Operating expenses declined by $3.5 million, or 12%, in the fourth quarter of 2011 from the third quarter of 2011, excluding the fourth quarter 2011 one-time anticipated cash contribution to a non-ordinary course legal settlement of $2.3 million (see the reconciliation of adjusted operating income (loss) to operating income (loss) in the table below). The impact of the Company’s cost cutting initiatives implemented in the third quarter of 2011 are reflected in the sequential quarter comparison, where business development, occupancy and equipment costs declined more than 30%, compensation and benefits costs declined more than 20%, and subscriptions, clearing and execution costs declined by 15%. For the year ended December 31, 2011, net loss attributable to IFMI was $9.4 million, or $0.88 per diluted share, compared to net income attributable to IFMI of $7.6 million, or $0.73 per diluted share, for the year ended December 31, 2010.

Total Permanent Equity and Dividend Declaration

•	At December 31, 2011, total permanent equity was $77.4 million, as compared to $89.5 million as of December 31, 2010.

•	The Company’s Board of Directors has declared a dividend of $0.02 per share. The dividend will be payable on April 3, 2012 to stockholders of record on March 20, 2012.

Conference Call

Management will hold a conference call this morning at 10:00 AM EST to discuss these results. The conference call will also be available via webcast. Interested parties can access the live webcast by clicking the webcast link on the Company’s homepage at www.IFMI.com. Those wishing to listen to the conference call with operator assistance can dial (877) 686-9573 (domestic) or (706) 643-6983 (international), participant pass code 57918288, or request the IFMI earnings call. A recording of the call will be available for two weeks following the call by dialing (800) 585-8367 (domestic) or (404) 537-3406 (international), participant pass code 57918288.

About IFMI

IFMI is a financial services company specializing in credit-related fixed income investments. IFMI was founded in 1999 as an investment firm focused on small-cap banking institutions, but has grown to provide an expanding range of asset management, capital markets, and investment banking solutions to institutional investors and corporations. IFMI’s primary operating segments are Capital Markets and Asset Management. The Capital Markets segment consists of credit-related fixed income sales, trading, and financing as well as new issue placements in corporate and securitized products and advisory services, operating primarily through IFMI’s subsidiaries PrinceRidge Holdings LP and JVB Financial Holdings, LLC. The Asset Management segment manages assets through collateralized debt obligations, permanent capital vehicles, and managed accounts. As of December 31, 2011, IFMI managed approximately $8.1 billion in credit-related fixed income assets in a variety of asset classes including U.S. trust preferred securities, European hybrid capital securities, Asian commercial real estate debt, and mortgage- and asset-backed securities. For more information, please visit www.IFMI.com.

Note 1: Adjusted operating income (loss) and adjusted operating income (loss) per share are non-GAAP measures of performance. Please see the discussion of non-GAAP measures of performance below. Also see the tables below for the reconciliations of non-GAAP measures of performance to their corresponding GAAP measures of performance.

Forward-looking Statements

This communication contains certain statements, estimates and forecasts with respect to future performance and events. These statements, estimates and forecasts are “forward-looking statements.” In some cases, forward-

looking statements can be identified by the use of forward-looking terminology such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seek” or “continue” or the negatives thereof or variations thereon or similar terminology. All statements other than statements of historical fact included in this communication are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied in the forward-looking statements including, but not limited to, those discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition” in our filings with the Securities and Exchange Commission (“SEC”), which are available at the SEC’s website at www.sec.gov and our website at www.IFMI.com/sec-filings. Such risk factors include the following: (a) a decline in general economic conditions or the global financial markets, (b) losses caused by financial or other problems experienced by third parties, (c) losses due to unidentified or unanticipated risks, (d) a lack of liquidity, i.e., ready access to funds for use in our businesses, (e) the ability to attract and retain personnel, (f) litigation and regulatory issues, (g) competitive pressure, (h) a potential Ownership Change under Section 382 of the Internal Revenue Code, and (i) an inability to generate incremental income from acquired businesses. As a result, there can be no assurance that the forward-looking statements included in this communication will prove to be accurate or correct. In light of these risks, uncertainties and assumptions, the future performance or events described in the forward-looking statements in this communication might not occur. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and we do not undertake any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Cautionary Note Regarding Quarterly Financial Results

General

Due to the nature of our business, our revenue and operating results may fluctuate materially from quarter to quarter. Accordingly, revenue and net income in any particular quarter may not be indicative of future results. Further, our employee compensation arrangements are in large part incentive-based and therefore will fluctuate with revenue. The amount of compensation expense recognized in any one quarter may not be indicative of such expense in future periods. As a result, we suggest that annual results may be the most meaningful gauge for investors in evaluating our business performance.

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Three Months Ended			Year Ended
	12/31/11	09/30/11	12/31/10	12/31/11	12/31/10
Revenues
Net trading	$15,645	$14,008	$14,326	$73,167	$70,809
Asset management	5,177	5,296	6,231	21,698	25,281
New issue and advisory	1,640	705	1,675	3,585	3,778
Principal transactions and other income	1,220	869	2,672	1,881	25,684

Total revenues	23,682	20,878	24,904	100,331	125,552

Operating expenses
Compensation and benefits	15,407	19,399	13,256	78,227	77,446
Business development, occupancy, equipment	1,349	1,942	1,357	6,565	5,470
Subscriptions, clearing, and execution	2,983	3,500	2,172	12,025	8,734
Professional services and other operating	7,052	3,237	3,716	19,441	17,197
Depreciation and amortization	653	612	457	2,238	2,356
Impairment of goodwill	—	—	—	—	5,607

Total operating expenses	27,444	28,690	20,958	118,496	116,810

Operating income (loss)	(3,762)	(7,812)	3,946	(18,165)	8,742

Non-operating income (expense)
Interest expense	(1,765)	(1,282)	(1,519)	(5,976)	(7,686)
Gain on repurchase of debt	33	—	37	33	2,555
Gain on sale of management contracts	—	—	—	—	971
Income (loss) from equity method affiliates	864	838	(120)	6,232	5,884

Income (loss) before income taxes	(4,630)	(8,256)	2,344	(17,876)	10,466
Income tax (benefit)	(232)	(571)	(1,250)	(1,149)	(749)

Net income (loss)	(4,398)	(7,685)	3,594	(16,727)	11,215
Less: Net income (loss) attributable to the noncontrolling interest	(2,051)	(3,640)	975	(7,339)	3,620

Net income (loss) attributable to IFMI	$(2,347)	$(4,045)	$2,619	$(9,388)	$7,595

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

Earnings per share

	Three Months Ended			Year Ended
	12/31/11	09/30/11	12/31/10	12/31/11	12/31/10
Basic
Net income (loss) attributable to IFMI	$(2,347)	$(4,045)	$2,619	$(9,388)	$7,595
Basic shares outstanding	10,211	10,595	10,441	10,632	10,404

Net income (loss) attributable to IFMI per share	$(0.23)	$(0.38)	$0.25	$(0.88)	$0.73

Fully Diluted
Net income (loss) attributable to IFMI	$(2,347)	$(4,045)	$2,619	$(9,388)	$7,595
Add (deduct): Net income (loss) attributable to the noncontrolling interest	(2,051)	(3,640)	975	(7,339)	3,620
Add: Net loss attributable to the non controlling interest that is not convertible	380	1,335	—	1,768	—
Add: Additional tax benefit if convertible non controlling interest is converted	464	247	363	914	260

Enterprise net income (loss)	$(3,554)	$(6,103)	$3,957	$(14,045)	$11,475

Basic shares outstanding	10,211	10,595	10,441	10,632	10,404
Unrestricted Operating LLC membership units exchangeable into IFMI shares	5,252	5,258	5,284	5,269	5,284

Fully diluted shares outstanding	15,463	15,853	15,725	15,901	15,688

Fully diluted net income (loss) per share	$(0.23)	$(0.38)	$0.25	$(0.88)	$0.73

Reconciliation of adjusted operating income (loss) to operating income (loss) and calculation of per share amounts

Operating income (loss)	$(3,762)	$(7,812)	$3,946	$(18,165)	$8,742
Noncontrolling interest portion of PrinceRidge operating loss	446	1,642	—	2,154	—
One time compensation charge related to former CEO of capital markets segment	—	—	—	3,000	—
Depreciation and amortization	653	612	457	2,238	2,356
Contribution to a legal settlement	2,250	—	—	2,250	—
Impairment of goodwill	—	—	—	—	5,607
Share-based compensation	705	1,543	91	7,674	2,505
IFMI share of incentive fees included in income from equity method affiliates	—	—	189	4,359	6,154

Adjusted operating income (loss)	$292	$(4,015)	$4,683	$3,510	$25,364

Fully diluted shares outstanding	15,463	15,853	15,725	15,901	15,688

Adjusted operating income (loss) per share	$0.02	$(0.25)	$0.30	$0.22	$1.62

INSTITUTIONAL FINANCIAL MARKETS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31, 2011 (unaudited)	December 31, 2010
Assets
Cash and cash equivalents	$18,221	$43,946
Restricted cash	—	3,714
Receivables from brokers, dealers, and clearing agencies	70,963	793
Due from related parties	679	966
Other receivables	5,531	6,033
Investments-trading	124,546	189,015
Other investments, at fair value	42,772	46,551
Receivables under resale agreements	129,978	—
Goodwill	11,206	3,231
Other assets	16,694	12,498

Total assets	$420,590	$306,747

Liabilities
Payables to brokers, dealers, and clearing agencies	$24,633	$45,469
Due to related parties	—	34
Accounts payable and other liabilities	16,716	13,165
Accrued compensation	8,657	17,358
Trading securities sold, not yet purchased	99,613	17,820
Securities sold under agreements to repurchase	134,870	69,816
Deferred income taxes	7,500	8,889
Debt	37,167	44,688

Total liabilities	329,156	217,239

Temporary Equity:
Redeemable non controlling interest	14,026	—
Permanent Equity:
Series B voting non convertible preferred stock	5	5
Common stock	10	10
Additional paid-in capital	63,032	58,954
Accumulated other comprehensive loss	(626)	(665)
Retained earnings (accumulated deficit)	(5,121)	6,382
Treasury stock, at cost; 50,400 shares of common stock	(328)	(328)

Total IFMI stockholders’ equity	56,972	64,358
Noncontrolling interest	20,436	25,150

Total permanent equity	77,408	89,508

Total liabilities and equity	$420,590	$306,747

Non-GAAP Measures

Adjusted operating income (loss) and adjusted operating income (loss) per diluted share

Adjusted operating income (loss) is not a financial measure recognized by GAAP. Adjusted operating income (loss) represents operating income, computed in accordance with GAAP, before a one-time cash compensation charge related to the former CEO of the Capital Markets segment, depreciation and amortization, an anticipated cash charge for a one-time contribution to a non-ordinary course legal settlement, impairments of intangible assets, share-based compensation expense, and the non-convertible non-controlling interest’s share of operating income (loss) plus the Company’s share of any incentive fees earned included in income from equity method affiliates. The one-time cash compensation charge related to the former CEO of the Capital Markets segment and the anticipated cash charge for a one-time contribution to a non-ordinary course legal settlement are excluded due to the non-recurring nature of the expenses. Depreciation, amortization, impairments, and share based compensation expenses that have been excluded from adjusted operating income (loss) are non-cash items. Incentive fees earned as a component of income from equity method affiliates is included so that all incentive fees earned are treated in a consistent manner as part of adjusted operating income (loss). Adjusted operating income (loss) per diluted share is calculated, by dividing adjusted operating income (loss) by diluted shares outstanding calculated in accordance with GAAP.

We present adjusted operating income (loss) and related per diluted share amounts in this release because we consider them to be useful and appropriate supplemental measures of our performance. Adjusted operating income (loss) and related per diluted share amounts help us to evaluate our performance without the effects of certain GAAP calculations that may not have a direct cash or recurring impact on our current operating performance. In addition, our management uses adjusted operating income (loss) and related per diluted share amounts to evaluate the performance of our operations. Adjusted operating income (loss) and related per diluted share amounts, as we define them, are not necessarily comparable to similarly entitled measures of other companies and may not be appropriate measures for performance relative to other companies. Adjusted operating income (loss) should not be assessed in isolation from or construed as a substitute for operating income prepared in accordance with GAAP. Adjusted operating income (loss) is not intended to represent, and should not be considered to be a more meaningful measure than, or an alternative to, measures of operating performance as determined in accordance with GAAP.

Contact:

Investors:	Media:
Institutional Financial Markets, Inc.	Joele Frank, Wilkinson Brimmer Katcher
Joseph W. Pooler, Jr., 215-701-8952	James Golden, 212-355-4449
Executive Vice President and	jgolden@joelefrank.com
Chief Financial Officer
investorrelations@ifmi.com